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                                                                 EXHIBIT (21)(b)


                    SUBSIDIARIES OF CONSUMERS ENERGY COMPANY
                              AT DECEMBER 31, 1997


                                                                Percent Voting
                                                                Stock Owned by
                                                           Consumers Energy Company               Incorporated
--------------------------------------------------------------------------------------------------------------
Michigan Gas Storage Company*                                         100                           Michigan


*Subject to regulation by FERC